UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Mitcham Industries, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MITCHAM INDUSTRIES, INC.
8141 SH 75 SOUTH
P.O. BOX 1175
HUNTSVILLE, TEXAS 77342-1175

SUPPLEMENT DATED JULY 26, 2018
TO PROXY STATEMENT DATED MAY 30, 2018
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 2, 2018
On May 30, 2018, Mitcham Industries, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was recently distributed in connection with the Company’s Annual Meeting of Shareholders scheduled for August 2, 2018 (the “Annual Meeting”). The Company’s Board of Directors established the close of business on June 4, 2018 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting, and any adjournment or postponement thereof. The Company is filing this supplement to its Proxy Statement (the “Supplement”) solely to disclose that as of the close of business on June 4, 2018, the record date for the Annual Meeting, 12,089,399 shares of common stock were issued and outstanding and 700,402 shares of preferred stock were issued and outstanding, all of which are entitled to vote at the Annual Meeting.
This Supplement does not change or update any of the other disclosures contained in the Proxy Statement.